                                                                    Exhibit 10

                              MANAGEMENT AGREEMENT

                                     BETWEEN


                         RETAMA DEVELOPMENT CORPORATION,


                              RETAMA PARTNERS, LTD.


                                       AND


                        RETAMA ENTERTAINMENT GROUP, INC.


                             DATED: DECEMBER 1, 1997


                         PREMISES: RETAMA PARK RACETRACK


SELMA, TEXAS

                                   EXHIBIT A.
                                   ----------

                              MANAGEMENT AGREEMENT
                              --------------------

THIS MANAGEMENT AGREEMENT dated as of December 1, 1997, between Retama Development Corporation having an office at 1 Retama Parkway, Selma, Texas 78154 ("Owner"), Retama Partners, Ltd. having an office at 1964 South Alamo, San Antonio, Texas 78204 ("License Holder"), and Retama Entertainment Group, Inc., a Texas Limited Liability Corporation, having an office at 1 Retama Parkway, Selma, Texas 78154 ("Operator").

                                    ARTICLE I
                                    ---------

                      LIMITATIONS ON AUTHORITY OF OPERATOR
                      ------------------------------------

         1.1 In addition to the other provisions of this Agreement which limit the actions which Operator may take on its own behalf or on behalf of Owner, Operator may not, without the prior written consent of Owner (which consent shall not be unreasonably withheld or delayed), negotiate or execute any of the following types of agreements on its behalf or on behalf of Owner for leasing, licensing or granting of concessions for commercial space or services at the Class I Horse Racetrack located in the City of Selma, Bexar County, Texas (the "Racetrack") or for providing services with respect to the Racetrack:

                  (a) Agreements providing for the sale or acquisition of real property or of personal property which is not to be used in the ordinary course of the business of operating the Racetrack;

                  (b) Agreements which have a term or any commitment by Owner or Operator in excess of one year, except agreements or purchases approved and set forth in the annual Business Plan as hereinafter defined in
         Section 4.4(a).

                  (c) Agreements which require aggregate expenditure by Owner in excess of $250,000.00 except agreements or purchases approved and set forth in the annual Business Plan.

                                   ARTICLE II
                                   ----------

                                      TERM
                                      ----

         2.1 This agreement shall be effective upon the Effective Date (the "Commencement Date"), and shall continue in force until 11:59 p.m., November 1, 2000.

Notwithstanding the foregoing, the Owner may extend the Agreement, at its sole option, to 11:59 p.m. on November 1, 2002, by giving to Operator not less than ninety (90) days prior written notice of its intention to extend this Agreement. Should Owner chose to extend this Agreement, Operator may, but is not required to, agree to such extension.

                                   ARTICLE III
                                   -----------

                       OPERATION OF RACETRACK BY OPERATOR
                       ----------------------------------

         3.1 During the term of this Agreement, Operator shall operate the Racetrack, considering the physical characteristics of the Racetrack and the markets available to it, shall provide or cause to be provided all amenities in connection therewith which are customary and usual to such an operation and shall conduct regular horse race meetings with wagering on the results and related activities as permitted by the Texas Racing Commission in a manner calculated to optimize financial performance.

         3.2 Owner and License Holder engage Operator, as an independent contractor, to be the exclusive operator and manager of the Racetrack during the term of this Agreement upon the terms and conditions of the Agreement. Subject to the provisions of Article I and the other provisions of this Agreement, Operator shall have absolute control and discretion in the operation, direction, marketing, maintenance, and management of the Racetrack, including the authority to enter into agreements and take such other actions, as an independent contractor, but on behalf of Owner, as Operator shall reasonably deem appropriate, in its name on behalf of the Owner or in Owner's name except as expressly provided herein to the contrary.

         3.3 Subject to the other terms and provisions of this Agreement, Operator shall have the exclusive right to hire, discharge, supervise, promote, train, determine salaries and benefits of, and establish personnel policies and incentives for and otherwise handle relations with Racetrack personnel. All Racetrack personnel shall be employees of Operator, other than contracted labor and/or services such as Grandstand cleaning.

         3.4 Notwithstanding the powers and rights granted to Operator pursuant to this Article III, Operator must operate the Racetrack consistent with the provisions of the Texas Racing Act and the rules of the Texas Racing Commission.

                                   ARTICLE IV
                                   ----------

                REPORTING, OPERATING BUDGETS, AND CAPITAL BUDGETS
                -------------------------------------------------

         4.1 Within sixty (60) days after the end of each Fiscal Year of Owner ("Fiscal Year") that ends during the term of this Agreement, Operator shall submit to Owner a balance sheet, a statement of operations and a statement of net cash flow (the "Annual Financial Statements"), in comparative form with the preceding Fiscal Year, all in reasonable detail, in accordance with generally accepted accounting principles. Fiscal Year shall be defined as the calendar year.

         4.2 (a) Beginning on the Commencement Date, Operator shall keep or cause to be kept, for the account of Owner, complete and accurate books of account and other records reflecting the results of the operation of the Racetrack, on an accrual basis in accordance with generally accepted accounting principles.

             (b) Owner and License Holder may through its duly appointed agents, inspect all such operating reports, books and records during normal daytime business hours at the racetrack or the offices of the Operator, at whichever locations any such records are maintained from time to time.

             (c) Operator shall obtain an audit of the financial statements which shall be completed within 180 days of the fiscal year end. The auditor shall be approved by Owner.

         4.3 Within forty five (45) days after the end of each month during the term of this Agreement, Operator shall submit to Owner, Trustee and License Holder a financial statement showing the financial results of operation of the Racetrack for such month, together with the financial results of the operation for the period from the beginning of the Fiscal Year to the end of such month. Such statement shall: (i) be in customary form, providing comparison with the items contained in the current Business Plan (as defined in Section 4.4(a) which has been approved by Owner or has otherwise been approved as provided in Section 4.4(c) and with the prior Fiscal Year's results; (ii) be taken from the books and records with respect to the Racetrack maintained by the Operator; (iii) be prepared on the accrual basis in accordance with generally acceptable accounting principles; and (iv) include a statement of operations (with budget variances including variances in admissions and handle), a balance sheet, a reconciliation cash flow, and any other financial schedules reasonably requested by Owner or License Holder.

         4.4 (a) At least one hundred twenty (120) days before the end of each Fiscal Year during the term of this Agreement, Operator shall submit to Owner and License Holder, for written approval, an annual Business Plan (the "Business Plan") for the operation of the Racetrack for the forthcoming Fiscal Year. The Business Plan for each Fiscal Year shall consist of: (i) an operating budget (the "Operating Budget") showing, in reasonable detail, the projected or estimated revenue and expenses, including reconciliation of cash flow, in



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respect of the Racetrack for the Fiscal Year on a month-to-month basis; and (ii)
a capital budget (the "Capital Budget") showing in reasonable detail, the projected or estimated capital expenditures to be made with respect to the Racetrack for such Fiscal Year. Operating projections for the Fiscal Year shall include a description of the methods to be employed and the practices, policies and strategies to be adopted in order to achieve such projections. The form of the Business Plan will be in the form attached hereto as EXHIBIT "A", as such form may be modified hereafter with the consent of Owner and Operator. The expenditures in any Capital Budget shall be shown by fiscal month or quarter for each Fiscal Year (or portion thereof) covered by the Capital Budget. All original and updated Capital Budgets shall cover a minimum of twelve (12) fiscal months.

             (b) Owner and Operator shall jointly review each Business Plan and all of the items constituting the Business Plan and shall approve the Business Plan and attempt to resolve any differences of opinion with respect to the contents of the Business Plan.

             (c) Owner shall give its written approval or disapproval of the Business Plan not later than thirty (30) days after the delivery of the proposed Business Plan to Owner by Operator. If Owner does not approve or disapprove any portion of such Business Plan within such 30-day period, then Owner shall be deemed to have approved the Business Plan as submitted by Operator. If Owner objects to all or any portion of such Business Plan, then Owner shall notify Operator of the reasons for its objections, and Owner and Operator shall use their reasonable efforts to agree in respect to the items to which Owner objects. Should Owner and Operator not reach agreement on all or any portion of the Business Plan prior to the commencement of the Fiscal Year to which such Business Plan relates, Operator shall be entitled to operate the Racetrack in accordance with the immediately prior Fiscal Year's Business Plan (or those portions of the current Business Plan which have been agreed upon by Owner and Operator or that Owner has not disapproved), for the Fiscal Year covered by the Business Plan, pending Owner's approval of a new Business Plan, or such disputed portions thereof, for such Fiscal Year. With regard to the portions of the Business Plan as to which agreement has not yet been reached, Operator shall operate the Racetrack at rates or levels of expenditures comparable to those of the preceding Fiscal Year with suitable adjustments of rates and expenses for such items or portions thereof as reasonably dictated by inflationary factors and for such other items included within the disputed portions of the Business Plan which have been agreed upon by Owner and Operator. Any interim business plan used pursuant to this Section 4.4(c) shall be referred to as the Interim Business Plan.

             (d) Once a Business Plan has been approved or deemed approved by Owner (or portions thereof have been approved or an Interim Business Plan has been deemed approved as proved for in Section 4.4[c]), Operator may incur expenditures set forth in such Business Plan or Interim Business Plan.




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             (e) For the purposes of reviewing the operation and management of the Racetrack, including, but not limited to, Business Plans proposed by Operator and such other matters as Owner may determine, Owner and Operator shall meet as frequently and at such place, date, and time and among such persons, all as Owner shall reasonably require. Without limiting the foregoing, Operator agrees that at least four times each Fiscal Year (e.g., on or about January 10, April 10, July 10, and October 10) Owner and Operator shall review in particular the Business Plan for such Fiscal Year, and in the case of the last meeting scheduled before the end of the Fiscal Year, the Business Plan proposed by Operator for the next succeeding Fiscal Year. Amendments to the Businesses Plan shall be made as agreed between Owner and Operator to reflect changes in business activity or other factors affecting economic performance.

         4.5 Subject to approval of Owner, which approval shall not be unreasonably withheld or delayed, Operator shall have the right to "subcontract" concessions or other service contracts when such action is in the best interest of the Racetrack. Any such contract shall comply with the provisions of Rev. Proc. 93-19, as amended by the Internal Revenue Service.

         4.6 Owner shall not during the term of this agreement compete with the duties reserved to Operator by this Agreement.

                                    ARTICLE V
                                    ---------

                      BANK ACCOUNTS AND CASH DISBURSEMENTS
                      ------------------------------------

         5.1 The Owner shall establish one or more commercial banking accounts as provided for in the Business Plan and the Indenture. Operator shall designate at least two employees of Operator who will have signature authority on such accounts. Operator shall take all necessary actions to make the daily transfers from such accounts held by the Trustee under the Indenture as required thereby. The accounts described in this Section 5.1 shall be referred to as the Agency Accounts. Operator shall annually present to Owner a list of employees with signature authority. Owner may request bonding of employees with signature authority if adequate insurance is not in place covering the actions of such persons.

         5.2 Owner shall bear all losses resulting from any failure or insolvency of the bank, trust company or other financial institution in which the Agency Accounts or the investments authorized by Section 5.3 are maintained. Operator shall maintain the Agency Accounts at either Frost National Bank, Banc One or another financial institution acceptable to Owner. Upon the termination of this Agreement, and the payment to Operator of all amounts due upon such termination, all remaining amounts in the Agency Accounts shall be transferred to Owner.


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         5.3 After adequate working capital reserves have been provided in accordance with the current approved Business Plan and the Indenture, Operator shall pay to the Trustee from the Agency Accounts any fund not required for current obligations per the terms of the Indenture. Surplus funds shall be invested by Operator in bank certificates of deposit, repurchase agreements, treasury bills or similar securities, or money market or other day-to-day depository accounts, in accordance with the procedures proposed by Operator and approved by Owner, and in accordance with the Indenture.

         5.4 The Operator shall pay out of Agency Accounts all Racetrack Costs incurred by the Owner or by the Operator on behalf of Owner.

                                   ARTICLE VI
                                   ----------

                                 OPERATOR'S FEES
                                 ---------------

         6.1 As consideration for its services hereunder, Operator shall be entitled to receive a monthly fixed management fee (the "Fixed Management Fee") in the amount of $15,000.00 plus, subject to the limitations set forth in this Section, a variable management fee (the "Variable Management Fee"), which together with the Fixed Management Fee are collectively referred to as the "Management Fees." The Fixed Management Fee shall be payable in arrears on or before the first working day of each month during the term of this Agreement. The Variable Management Fee shall be payable in arrears on the first day of August for the preceding Fiscal Year. It is the intention of the Owner and the Operator that the Management Fees comply with the terms and provisions of Rev. Proc. 93-19. Until such time as all bonded indebtedness related to the project is discharged in full, the Management Fees set forth in this Article VI shall not be amended unless Owner first obtains an opinion of nationally recognized bond counsel, to the effect that such changes shall not adversely affect the exclusion from gross income under Section 103(a) of the Internal Revenue Code of 1986, as amended, of interest on the Bonds.

         6.2 The Variable Management Fee is an amount equal to 25% of the profit of the Racetrack in excess of $1 million before depreciation and amortization, and before the payment of debt service on the Bonds computed in accordance with the Business Plan. By way of example, if the profit before depreciation and amortization and before the payment of debt service on the Bonds is $1,500,000, the Variable Management Fee would equal $125,000 (i.e., $1,500,000 minus $1,000,000 then multiplied by 25%). Notwithstanding the foregoing, the Variable Management Fee will not be paid (but will accrue) until the accrued interest on the Series A Bonds has been paid.

         6.3 All calculations shall be based upon the audited Annual Financial Statements of the Racetrack.

                                   ARTICLE VII
                                   -----------

                                    EXPENSES
                                    --------

         7.1 For the purposes of this Agreement, the term "Racetrack Expense" shall mean all costs and other expenditures which are (a) paid by Operator or are paid on behalf of Owner (and reimbursed by Owner or Trustee to Operator) or are paid by Owner or Trustee to Operator or to any person for materials or services provided and which directly relate to the operation of the Racetrack and are included in the Business Plan for the Fiscal Year in question which has been approved by Owner and Operator or has been approved as otherwise provided in Section 4.4(c), as the case may be, or (b) otherwise expressly provided in this Agreement to be a Racetrack Expense. Racetrack Expense shall not include any costs or other expenditures which are paid or incurred by Operator or any affiliated party and which relate only indirectly to the ownership, construction, use, occupancy or operation of the Racetrack, such as, but not limited to, overhead allowances or charges for Operator or any affiliated party of any off-site personnel of Operator or any affiliated party who are not providing services directly to the Racetrack. Only Racetrack Expense shall be incurred by Operator in a proposed Business Plan.

         7.2 Except as provided in Section 7.1, all costs and expenses incurred by Operator in the performance of Operator's obligations under this Agreement shall be for and on behalf of Owner and for its account, and such costs and expenses shall be a Racetrack Expense. Subject to the provisions of Section 7.1 and this 7.2, Operator shall be reimbursed from total revenue for all such costs and expenses incurred by Operator on behalf of Owner in performing the obligations of Operator under this Agreement.

         7.3 All debts and liabilities incurred by Operator on behalf of either Owner or the Racetrack, in the normal course of business, and within the authority granted to Operator herein, are and shall remain the sole obligation of Owner.

         7.4 If any claim, whether for taxes or otherwise, shall be asserted against Owner or against the Racetrack, and such claim constitutes an immediate threat to, or would otherwise immediately jeopardize or interfere with Operator's operation of the Racetrack, Operator shall immediately notify Owner in writing of such claim and shall have the right to pay such claim on behalf of Owner, with rights to immediate reimbursement thereof, provided that Operator shall not pay such claim if (a) Owner is contesting the claim diligently and in good faith, (b) Owner notifies Operator of such contest, and
(c) such contest stays or terminates such threat, jeopardy, or interference.

         7.5 Racetrack Expenses shall include, and the Operator shall provide to the Owner as needed, administrative support to the Owner's Board of Directors, including assistance in taking minutes and in the preparation for the Board meetings, including the preparation of Board materials. Operator shall provide all relevant supporting documentation on matters before the Board no less than seven (7) days prior to a scheduled Board meeting if Operator is given at least 14 days advance notice of a scheduled board meeting.

         7.6 Racetrack expenses shall include the cost of defense of any claims against the Operator and its employees, officers and directors to the extent such costs are not covered by insurance.

                                  ARTICLE VIII
                                  ------------

                  MAINTENANCE, REPAIRS AND CAPITAL IMPROVEMENTS
                  ---------------------------------------------

         8.1 Subject to the approved Business Plan in effect and from time to time, and to the extent sufficient working capital is made available, Operator shall make such expenditures for repairs and maintenance (excluding structural or other extraordinary repairs or capital improvements) as are prudent and necessary to keep the Racetrack in good long term operating condition.

         8.2 (a) Operator shall prepare annually, for Owner's approval, a capital expenditures plan (which will be submitted to Owner as part of the Business Plan) outlining expenditures for replacements of Capital Improvements as defined by the Indenture and other capital expenditures reasonably deemed necessary or desirable by Operator during the ensuing Fiscal Year.

             (b) Operator shall make such substitutions and replacements or renewals to Capital Improvements as it reasonably deems necessary or desirable, subject to the approved capital expenditures plan.

             (c) If the Capital Improvements component of the capital expenditures plan prepared by Operator exceeds the available funds, or if the said plan includes contemplated expenditures for capital improvements other than Capital Improvements, and Owner approves such amounts, Owner shall provide Operator with either (i) monies sufficient to fund the contemplated expenditures, or (ii) a financing arrangement reasonably satisfactory to Operator for such purpose.

         8.3 Operator shall supervise and direct the Racetrack's programs for capital expenditures authorized from time to time by the provisions of this
Article VIII.

                                   ARTICLE IX
                                   ----------

                                    INSURANCE
                                    ---------


         9.1 In the name of Owner and License Holder (and Operator, should Operator deem it appropriate), Operator shall, from and after the Commencement
Date:

             (a) Keep the racetrack insured against damage or loss by fire and other casualties covered by blanket, all risk replacement cost insurance policies containing the standard "Extended Coverage" endorsement;

             (b) Maintain a policy or policies satisfactory to Owner of comprehensive general liability, officers and directors liability, auto and garage liability and garage keepers liability insurance including all broad form coverages, and advertising, medical payments, liquor law, personal injury, contractual and products liability coverages, indemnifying Owner, License Holder and Operator against all claims and demands, for any personal injuries to, or death of, any persons and for damage to or destruction or loss of property or animals which may have or claimed to have occurred in, on or in connection with the operation of the Racetrack. Owner shall have the right to approve the policies and policy amounts.

             (c) Maintain the following types of insurance, at such times and in such amounts as required by the Indenture and, if not specified therein, as Operator shall reasonably deem necessary or advisable, if such insurance is available on usual terms and at customary rates:

                  (i) Worker's compensation, employer's liability or similar insurance in accordance with the laws of Texas;

                  (ii) Property insurance on the Racetrack equal to at least the maximum insurable value of the Racetrack;

                  (iii) Loss of earnings or business interruption insurance against loss or damage by fire and the hazards included in an extended coverage endorsement, including riot and civil commotion, sufficient to pay the scheduled debt service on the Series 1997 A Bonds outstanding (as such terms are defined in that certain indenture dated March 26, 1997) for one year; and

                  (iv) Insurance in respect of such other risks against which it is now, or hereafter may be, customary to insure in the operation of properties similar to the Racetrack, having regard for the nature of the business and the geological and climatic nature of the Racetrack's location.

         9.2 Operator shall deliver certificates of all insurance, containing a thirty day notice of cancellation clause, pertaining to the Racetrack to Owner, License Holder, and to the holder of any deed of trust or mortgage encumbering the racetrack (the "Mortgage") (provided Owner has previously delivered to Operator the name and address of each such holder). Such policies shall be written to insure Owner, Operator, Trustee, and the holder of the Mortgage, as their respective interests may appear.

         9.3 Any dispute between Owner and Operator as to the full insurable value of the Racetrack shall be determined as a Racetrack Expense by an appraiser selected by them jointly. The determination of the appraiser so selected shall be binding upon Owner and Operator until changed by subsequent appraisal, but neither Owner nor Operator shall have the right to require another appraisal within one (1) year after an appraisal has been made in accordance with this provision. If Owner and Operator are unable to agree upon an appraiser within thirty (30) days after the request by one of them for such agreement, the matter may be submitted to a court of competent jurisdiction.

         9.4 All policies of insurance shall provide that the insurance company shall have no right of subrogation against Owner or Operator, their agents or employees. All policies of insurance shall be issued by an insurance company authorized to transact business in the State of Texas and having the Bests Insurance Reports (or any successor publication of comparable standing) rating of B + VII (or the equivalent of such rating) or better or by any other insurance company consented to by Owner.

         9.5 All premiums required for the insurance policies described in this
Article IX shall be included in the Business Plan submitted to the Owner pursuant to Section 4.4(a) hereof.

                                    ARTICLE X
                                    ---------

                       DAMAGE, DESTRUCTION OR CONDEMNATION
                       -----------------------------------

         10.1 If the Racetrack, or any portion thereof, shall be damaged or destroyed at any time during the term of this Agreement by fire, casualty or any other cause, Owner shall, at its expense (up to, but not in the excess of, the amount of insurance proceeds which are paid to Owner for the restoration of the Racetrack) and with reasonable diligence, repair or replace the Racetrack, subject to Operator's reasonable approval, so that the Racetrack shall be restored to substantially the same condition as existed prior to such damage or destruction. All repairs in excess of $100,000 shall be subject to a bid process. If Owner fails to bid or authorize such work within thirty (30) days after the fire or other casualty, or shall fail to complete the same diligently, Operator may, at its option, terminate this Agreement by notice to Owner, effective thirty (30) days after the date such notice is received. Following an insured loss estimated to exceed $250,000.00, Operator may, at the request of Owner, serve as consultant in the repair and restoration of the Racetrack required pursuant to the foregoing, and Owner and Operator may enter into an agreement, acceptable to both parties, providing for the payment to Operator of a fee with respect to such services which is separate and apart from all fees payable to Operator hereunder.

         10.2 If the whole of the Racetrack shall be taken in any compulsory purchase, expropriation or like proceedings, or if such a portion thereof shall be taken as to make it unreasonable, in Operator's and Owner's opinion, to use the remaining portion of the Racetrack as a race track of the type and class preceding such taking, then this Agreement shall terminate as of the date of such taking.

         10.3 If only a part of the Racetrack shall be taken in any compulsory purchase, expropriation or like proceedings, and the taking of such part does not make it unreasonable, in Operators' and Owner's opinion, to operate the remainder of the Racetrack as a track of the type and class preceding such taking, then this Agreement shall not terminate, and proceeds from any award shall be used to make alterations and improvements to the Racetrack, as necessary to maintain the status of the Racetrack which existed immediately prior to such taking. The balance of the award shall be paid to Owner.

         10.4 If all or part of the Racetrack is damaged, destroyed or condemned, Operator shall be paid by Owner, unless and until this Agreement is terminated pursuant to the provisions of this Article X (only from and to the extent of business interruption insurance required under Section 9.1 and received by Owner), each month during such period of damage or destruction, an amount equal to the average total monthly amounts earned by Operator hereunder during the twelve (12) months preceding the damage or destruction. Such payments shall continue until operations of the Racetrack are fully recommenced or until the proceeds of business interruption insurance are fully paid, whichever first occurs. If the Racetrack has been managed by Operator for less than twelve (12) months, the amount to be paid to Operator shall be an amount equal to the average total monthly amounts earned by Operator hereunder during the actual number of months that the Racetrack has been managed by Operator.

         10.5 If this Agreement is terminated as a result of the provisions of
Article X, Operator shall be paid the amount of $90,000 representing six months of the fixed Management Fee.

                                   ARTICLE XI
                                   ----------

                                   ASSIGNMENT
                                   ----------

         11.1 Operator shall not assign, transfer or otherwise dispose of, whether voluntarily or involuntarily or by operation of law, all or any portion of its interest in this Agreement to any person or entity, without the prior written consent of Owner. Owner agrees that its consent shall not be unreasonably withheld or delayed. Owner agrees that it will not use its right to grant or withhold its consent as a means to extract economic concessions form Operator. Owner agrees to make its decision based on its evaluation of whether the proposed transferee or assignee has adequate net worth to timely discharge and is otherwise capable of performing all of the obligations of Operator under this Agreement, whether the persons identified with the proposed transferee or assignee will be persons of high character and with a favorable reputation for integrity, honesty and veracity. Accordingly, Owner shall grant or withhold consent to any proposed transfer or assignment of all or any part of Operator's interest in this Agreement on the basis of Owner's evaluations and determinations of the factors enumerated in the preceding sentence. In the event Owner consents to a transfer of the entire interest of Operator in this Agreement, Operator's liability hereunder shall terminate upon such transfer. Each transferee, by reason of any such transfer, shall assume and agree to perform all of Operator's duties, obligations and liabilities herein contained pursuant to a written instrument in form and substance reasonably satisfactory to Owner. Any such transfer shall be made strictly in accordance with the terms, covenants and conditions of this Article XI, and shall be subject to this Agreement.

         11.2 Owner may assign all or any portion of its interest in this Agreement in its sole and absolute discretion subject to the terms of the Indenture.

         11.3 To the extent that any assignment pursuant to the foregoing is subject to approval by the Texas Racing Commission and License Holder, such approval shall be obtained prior to finalizing any such assignment.

                                   ARTICLE XII
                                   -----------

                              TERMINATION BY OWNER
                              --------------------

         12.1 The occurrence of any of the following events shall constitute a default and be good cause for Owner to terminate this Agreement without prejudice to any other rights or remedies Owner may have hereunder or otherwise at law or in equity:

             (a) Operator breaches or fails to comply with any material term, covenant or condition of this Agreement and Operator fails to cure such default within thirty (30) days after receipt of written notice from Owner specifying the exact nature of such default provided, however, that if such default is not reasonably susceptible of being cured within such thirty-day period, and thereafter diligently pursues a cure thereof to completion within one hundred twenty (120) days after receipt of the written notice of default by Operator.

             (b) Operator makes any assignment of its property for the benefit of creditors.

             (c) Operator's interest under this Agreement is taken on execution of a judgment.

             (d) Operator files a petition for adjudication as bankrupt, for reorganization or for an arrangement under any bankruptcy or insolvency law, or if an involuntary petition under any such law is filed against Operator and not dismissed within sixty (60) days thereafter.

             (e) Operator engages in conduct constituting fraud as determined by a court of competent jurisdiction pursuant to nonappealable judgment.

             (f) Operator breaches or fails to discharge its fiduciary obligation to Owner or License Holder or otherwise engages in one or more acts or proven fraud or proven malfeasance.

             (g) Operator fails, following consistent written notices from Owner, to provide proposed budgets or other reports as specifically defined and required by this Agreement.

             (h) EBITDA, as defined in the Indenture, is less than budgeted EBITDA by more than 15% for two consecutive fiscal years.

             (i) The Texas Racing Commission issues an order demanding the removal of the Operator in its position at Retama Park.

                  (j) The Texas Racing Commission gives notice of grounds for suspension or removal of the racing license held by License Holder and action is not taken within a reasonable time period to remedy such notice.

         12.2 If Owner elects to terminate this Agreement pursuant to Section 12.1, such termination shall be effective thirty (30) days from receipt of written notice by Operator of Owner's termination of this Agreement, and Operator shall not earn any fees from and after such termination.

                                  ARTICLE XIII
                                  ------------

                             TERMINATION BY OPERATOR
                             -----------------------

         13.1 The occurrence of any of the following events shall constitute a default and be good cause for Operator to terminate this Agreement without prejudice to any other rights or remedies Operator may have hereunder or otherwise at law or in equity:

             (a) Owner breaches or fails to comply with any material term, covenant or condition of this Agreement and Owner fails to cure such default within thirty (30) days after receipt of written notice from Operator specifying the exact nature of such default; provided, however, that if such default is not reasonably susceptible of being cured within such thirty-day period, Operator shall not be entitled to terminate this Agreement if Owner commences curing such default within the thirty-day period, and thereafter diligently pursues a cure thereof to completion within one hundred twenty (120) days after receipt of the written notice of default by Owner.

             (b) Owner makes any general assignment of its property for the benefit of creditors.

             (c) Owner's interest under this Agreement is taken on execution of a judgment.

             (d) Owner files a petition for adjudication as bankrupt, for reorganization or for an arrangement under any bankruptcy or insolvency law, or if an involuntary petition under any such law is filed against Owner and not dismissed within (60) days thereafter.

         13.2 If Operator elects to terminate this Agreement pursuant to Section 13.1, such termination shall be effective thirty (30) days after receipt of written notice by Owner of Operator's termination of this Agreement, and Operator shall not earn any fees from after the effective date of such termination.

         13.3 Nothing in this Article XIII shall affect the rights granted Operator to terminate this agreement by certain specific provisions hereof.

                                   ARTICLE XIV
                                   -----------

                        OPERATOR'S RIGHT UPON TERMINATION
                        ---------------------------------

         Upon termination of this Agreement by Owner for any reason, Operator shall be entitled to: (a) reimbursement of all Racetrack Expenses; any fees payable under this Agreement to which Operator and/or any Affiliated Party would be entitled to the date of termination (subject, however, to the provisions of Article VI); and (b) payment of any other sums due Operator hereunder. Operator shall render a final accounting with respect to such amounts within forty-five
(45) days after the end of the month in which this Agreement terminates. Any amounts due to Operator shall be paid within twenty-five (25) days of submittal of a final accounting.

                                   ARTICLE XV
                                   ----------

                                 INDEMNIFICATION
                                 ---------------

         15.1 Operator shall indemnify, defend and hold harmless License Holder and Owner, its parents, affiliates, subsidiaries, officers, directors, agents, representatives and employees, to the fullest extent permitted by law, from any and all liability, loss, damage, cost or expense (including, without limitation, reasonable attorney's fees and expenses) arising from or relating to the proven gross negligence, willful misconduct or fraud of Operator or any of its employees, agents or representatives in connection with the use, management, maintenance, operation of the Racetrack. No amounts paid by Operator pursuant to this Section 15.1 shall be a Racetrack Expense.

         15.2 Owner shall indemnify, defend and hold harmless License Holder and Operator, their parents, affiliates, subsidiaries, officers, directors, agents, representatives and employees, to the fullest extent permitted by law, from any and all liability, loss, damage, cost or expense (including, without limitation, reasonable attorney's fees and expenses) arising from or relating to the proven gross negligence, willful misconduct or fraud of Owner or any of its employees, agents or representatives (other than Operator or License Holder or parties related to or affiliated with Operator or License Holder) in connection with the use, management, maintenance, operation of the Racetrack. No amount paid by Owner pursuant to this Section 15.2 shall be included as an expense in incentive fee calculations.

         15.3 License Holder shall indemnify, defend and hold harmless Owner and Operator, their parents, affiliates, subsidiaries, officers, directors, agents, representatives and employees, to the fullest extent permitted by law, from any and all liability, loss, damage, cost or expense (including, without limitation, reasonable attorney's fees and expenses) arising from or relating to the proven gross negligence, willful misconduct or fraud of License Holder or any of its employees, agents or representatives in connection with the use, management, maintenance, operation of the Racetrack. No amount paid by License Holder pursuant to this Section 15.3 shall be a Racetrack Expense.

         15.4 The indemnification by Owner in Section 15.2 solely shall be an obligation of Owner. Operator shall have no recourse for any claim based herein or otherwise in respect hereof against any past, present or future director, trustee, officer or employee of Owner.

         15.5 The indemnification by Operator in Section 15.1 solely shall be an obligation of Operator. Owner and License Holder shall have no recourse for any claim based herein or otherwise in respect hereof against any past, present or future director, trustee, owner, officer or employee of Operator.

         15.6 The indemnification by License Holder in Section 15.3 solely shall be an obligation of License Holder. Owner and Operator shall have no recourse for any claim based herein or otherwise in respect hereof against any past, present or future director, trustee, owner, officer or employee of License Holder.

         15.7 The indemnities contained in this Article XV shall survive the termination of this Agreement, and shall apply to any extent or occurrence referred to in this Article XV and arising before or after the execution of this Agreement and prior to the termination of this Agreement.

         15.8 The cost of Operator's defense of any alleged gross negligence, willful misconduct or fraud by Operator shall be considered a Racetrack Expense. If the allegation of gross negligence is proven, then the cost shall not be considered a Racetrack Expense and must be reimbursed to Owner by Operator.

         15.9 Except as provided in paragraph 15.2, Operator shall indemnify, defend and hold harmless Owner's directors to the fullest extent permitted by law, from any and all liability, loss, damage, cost or expense (including, without limitation, reasonable attorney's fees and expenses) arising from or relating to the use, management, maintenance, organization, ownership, operation, development or construction of the Racetrack, or any of the foregoing acts or omissions and including, without limitation, any such liability, loss, damage, cost or expense arising from the negligence of the indemnified party, whether such negligence is, or is alleged to be, sole or concurrent with Operator or any other person, including the Plaintiff.

                                   ARTICLE XVI
                                   -----------

                           TRADE NAMES AND TRADEMARKS
                           --------------------------

         16.1 During the term of this Agreement, the Racetrack shall be known by and operated under the name "Retama Park" or such other name as, from time to time, may be selected by Owner and approved by Operator, which shall not be unreasonably withheld.

         16.2 Except as otherwise provided in the License and Agency Contract by and between License Holder and Owner, Operator shall retain rights to trade names or trademarks only during the term of this contract. The rights of Operator shall expire upon the termination of this contract by any of the parties to this contract.

                                  ARTICLE XVII
                                  ------------

                           COVENANT OF NON DISTURBANCE
                           ---------------------------

         17.1 Subject to Section 2.1, Owner and License Holder covenant and agree that so long as Operator is not in default in its obligations hereunder, Operator shall have the right to operate and manage the Racetrack and perform its other obligations hereunder free from molestation, eviction or disturbance, and Owner and License Holder further agree to take such action as from time to time may be necessary to preserve such rights in Operator for so long as this Agreement is in effect and Operator is not in default under this Agreement.

         17.2 Owner and License Holder may enter the Racetrack at any reasonable time to examine the condition of the Racetrack, provided that Owner and License Holder may not, by doing so, unreasonably interfere with the operation of the Racetrack.

                                  ARTICLE XVIII
                                  -------------

                              COMPLIANCE WITH LAWS
                              --------------------

         18.1 Operator shall comply with and abide by all laws, rules, regulations, requirements, orders, notices, determinations and ordinances of any federal, state or municipal authority and the requirements of insurance companies covering any of the risks against which the Racetrack is insured.

         18.2 Owner or Operator shall have the right to contest any alleged violation, and postpone compliance pending the determination of such contests, as permitted by law. In such event, to the extent permitted by law, Owner shall indemnify Operator and its employees from any resulting liability, loss, cost, damage or expense to Operator (including all fees and expenses of attorneys approved or selected by Operator) other than those resulting from violations arising from any act or omission of Operator constituting proven gross negligence or willful misconduct.

                                   ARTICLE XIX
                                   -----------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         19.1 (a) Owner represents and warrants that it is a local government corporation duly organized and in good standing pursuant to the laws of the State of Texas, has all requisite power and authority to enter into this Agreement, and that when executed, this Agreement will constitute the valid and binding obligation of Owner, enforceable in accordance with its terms, subject, as to enforceability, to principles of equity and applicable bankruptcy, insolvency and other laws affecting the rights of creditors generally.

             (b) Owner further represents and warrants that it has accepted and holds all privileges and beneficial and pecuniary interests in and to the license that relates to horse racing to be conducted at the Racetrack facility, and simulcasting of horse racing meets to be conducted at the facility as conveyed by License Holder. Owner further represents that it has entered into that certain License and Agency Contract with License Holder and thereby appointed License Holder as its exclusive agent for all race track matters.

             (c) Owner further represents and warrants that the entering into of this Agreement does not contravene, nor constitute a default (or any event which, with the giving of notice and/or the passage of time, would constitute a default) under any agreement to which Owner is a party.

         19.2 (a) Operator represents and warrants that it is a Texas limited liability company duly organized and in good standing pursuant to the laws of the State of Texas, has all requisite power and authority to enter into this Agreement, and that when executed this Agreement will constitute the valid and binding obligation of Operator, enforceable in accordance with its terms, subject, as to enforceability, to principles of equity and applicable bankruptcy, insolvency and other laws affecting the rights of creditors generally.

             (b) Operator further represents and warrants that the entering into of this Agreement does not contravene, nor constitute a default (or any event which, with the giving of notice and/or the passage of time, would constitute a default) under any agreement to which Operator is a party.

         19.3 (a) License Holder represents and warrants that it is in a Texas Limited Liability Partnership duly organized and in good standing pursuant to the laws of the State of Texas, has all requisite power and authority to enter into this Agreement, and that when executed this Agreement will constitute the valid and binding obligation of License Holder, enforceable in accordance with its terms, subject, as to enforceability, to principles of equity and applicable bankruptcy, insolvency and other laws affecting the rights of creditors generally.

             (b) License Holder further represents that it has conveyed to Owner all privileges and beneficial and pecuniary interests in and to the license that relates to horse racing to be conducted at the Racetrack facility, and simulcasting of horse racing meets to be conducted at the facility as conveyed to Owner.

             (c) License Holder further represents and warrants that the entering into of this Agreement does not contravene, nor constitute a default (or any event which, with the giving of notice and/or the passage of time, would constitute a default) under any agreement to which License Holder is a party.

                                   ARTICLE XX
                                   ----------

                     RELATIONSHIP BETWEEN OWNER AND OPERATOR
                     ---------------------------------------

         The relationship between Owner and Operator created hereby is that of owner and independent contractor. The parties hereby agree that, notwithstanding anything in this Agreement to the contrary, (a) except as provided for in Articles I and III, Operator has no right or authority to execute or deliver any contract or other agreement as agent for Owner; and (b) any contract or other agreement executed by Operator relating to operation or management of the Racetrack and which requires the approval of Owner under this Agreement shall specifically provide that Operator, may not, on behalf of or as agent for Owner, amend, modify or otherwise materially change such contract or agreement in any manner whatsoever without the approval of Owner. Nothing herein contained shall constitute or be construed to be or create a copartnership or joint venture between Operator, License Holder and Owner with respect to the Racetrack. It is understood and agreed that Operator has no authority to bind Owner or License Holder to contractual obligations to third parties or to expenditures of any kind except to the extent that Owner and/or License Holder shall specifically authorize or as otherwise expressly provided in this Agreement.

Owner is aware that Call Now, Inc. ("CNI"), the holder of the $93,925,000 in bonds issued by the Owner, is also an owner of the Operator. Owner and CNI recognize that there is a potential for a conflict in interest faced by CNI as a result of its ownership position in the Bonds and in the Operator. Owner has solicited bids for the management of the Racetrack and has selected Operator and negotiated this Agreement.

                                   ARTICLE XXI
                                   -----------

                                  MISCELLANEOUS
                                  -------------

         21.1 All notices required to be given under this Agreement shall be in writing and shall either be (a) delivered by hand, (b) sent by certified or registered mail, return receipt requested, postage prepaid, or (c) sent by an overnight contract carrier, requiring a signed receipt of the consignee, as follows:

If to Owner, to:

Retama Development Corporation
c/o City of Selma
9375 Corporate Drive
Selma, Texas  78154



With a copy to :

Phil. Steven Kosub
Soules & Wallace
Frost Bank Tower, Suite 1500
100 West Houston
San Antonio, Texas  78205


If to Operator, to:

Retama Entertainment Group
1 Retama Parkway
Selma, Texas  78154


With a copy to:

Steven R. Brook
Jeffers & Banack
745 E. Mulberry, Ninth Floor
San Antonio, Texas  78212-3166

If to License Holder, to:                             With a copy to:

Retama Partners, Ltd.                                 David Oppenheimer
Attention: Joseph R. Straus, Jr.                      711 Navarro, Sixth Floor
Chief Executive Officer                               San Antonio, Texas  78205
1964 South Alamo
San Antonio, Texas  78204

or to such other person or place as may be designated by notice of one party to the other. All notices shall be effective when received. Unless otherwise notified in writing, each party shall direct all sums payable to the other party at its address for notice purposes.

         21.2 THIS AGREEMENT IS BEING EXECUTED AND DELIVERED IN THE STATE OF TEXAS, AND SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS.

         21.3 Neither party shall be liable to the other in damages, nor shall this Agreement be terminated, nor a default be deemed to have occurred because of any failure to perform hereunder caused by Force Majeure. The term Force Majeure shall mean fire, explosion, earthquake, flood, casualty, strike, unavoidable accident, riot, insurrection, civil disturbance, act of public enemy, embargo, war, act of God, inability to obtain labor, materials or supplies, any governmental regulation, restriction or prohibition, or any other similar cause beyond the parties' reasonable control.

         21.4 The captions and headings throughout this Agreement and its index are for convenience and reference only, and shall, in no way, be held or deemed to define, modify or add to the meaning, scope of intent of any provision of this Agreement.

         21.5 Except as is otherwise expressly provided herein, whenever in this Agreement the consent or approval of License Holder, Owner or Operator is required, such consent or approval shall not be unreasonably withheld or delayed and shall be in writing, signed by an officer, or agent thereunto duly authorized, of the party granting such consent or giving such approval. Except as is otherwise expressly provided herein, in cases when consent or approval is required, the failure to respond within thirty (30) days after the receipt of the request for such consent or approval shall be conclusively deemed to constitute the requested consent or approval.

         21.6 No assent, expressed or implied, by Owner or Operator to any breach of or default in any term, covenant or condition which this Agreement requires to be performed or observed by the other party shall constitute a waiver or assent to any succeeding breach of or default in the same or any other term, covenant or condition thereof.

         21.7 All Exhibits attached to this Agreement are an integral part of this Agreement, and all terms defined in this Agreement and the Exhibits hereto shall have the same meaning throughout this Agreement and the Exhibits hereto.

         21.8 All references in this Agreement to "Fiscal Year(s)" shall be deemed to include any and all full and partial Fiscal Years within the term of this Agreement.

         21.9 In the event that any one or more of the phrases, sentences, clauses, or paragraphs contained in this Agreement shall be declared invalid by a final and unappealable order, decree or judgment of any court, this Agreement shall be construed as if it did not contain such phrases, sentences, clauses, or paragraphs.

         21.10 The covenants, terms and conditions herein contained shall bind and inure to the benefit of Owner, License Holder and Operator, and their respective authorized successors and permitted assigns.

         21.11 Except as otherwise provided herein, nothing in this Agreement shall confer upon any person or entity, other than Owner, License Holder and Operator, any rights or remedies under or by reason of this Agreement.

         21.12 All references to "Owner," "License Holder" and "Operator" throughout this Agreement shall include and apply to their respective authorized successors and permitted assigns.

         21.13 Owner, License Holder and Operator shall execute and deliver all other appropriate supplemental agreements and other instruments, and take any other action necessary to make this Agreement fully and legally effective, binding and enforceable as between them and as against third parties, including Owner's filing of such certificates as are required to be filed by persons or entities doing business in a name other than their own, indicating that Owner is engaging in the horse racing business at the Racetrack under the name of the Racetrack.

         21.14 Owner has the right, at Owner's Expense, to hire consultants to review the operation and management of the Racetrack. Operator agrees to reasonably cooperate with Owner's consultants and to discuss with Owner the recommendations of Owner's consultants.

         21.15 In the event Owner or Operator should bring any action for money damages against the other as a result of any breach by either party of any of its covenants, agreements or obligations contained in this Agreement, Plaintiff's recourse in the event it shall prevail in any such action shall be limited solely to all of the assets owned by Owner or Operator, and no officer, employee, owner, director or parent of either party shall have any liability as a result of such breach by the other.

         21.16 If the governing body of the Operator numbers four (4) or fewer members, no member of the governing body of the Owner shall be an employee or member of the governing body of the Operator. Similarly, if the governing body of the Owner numbers four (4) or fewer members, no member of the governing body of Operator shall be an employee or member of the governing body of Owner. If the governing body of Owner numbers five (5) or more members, one member of the governing body of Owner may be an employee or member of the governing body of Operator. Similarly, if the governing body of Operator numbers five (5) or more members, one member of the governing body of Operator may be an employee or member of the governing body of Owner. However, the employee or member of the governing body of Operator shall not serve as the chief executive of the governing body of Owner and the employee or member of the governing body of Owner shall not serve as the chief executive of the governing body of Operator. Members of the governing body of Owner shall not own a controlling interest in Operator.

         21.17 Any amendment to this Agreement shall comply with the requirements of Rev. Pro. 93-19.

                                  ARTICLE XXII
                                  ------------

                            COMPLIANCE WITH INDENTURE
                            -------------------------

         Operator acknowledges it has received a copy of the Indenture and agrees to perform all of its duties and obligation set forth under this Agreement, including the operation of the Racetrack, in accordance with the terms of the Indenture.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year above written.

                                              OWNER:

                                              RETAMA DEVELOPMENT CORPORATION



                                              By:
                                                 ---------------------------
                                              Name:
                                                   -------------------------
                                              Title:
                                                    ------------------------



                                              OPERATOR:

                                              RETAMA ENTERTAINMENT GROUP



                                              By:
                                                 ---------------------------
                                              Name:
                                                   -------------------------
                                              Title:
                                                    ------------------------



                                              LICENSE HOLDER:

                                              RETAMA PARTNERS, LTD.
                                              BY: RETAMA PARK ASSOCIATION, INC.



                                              By:
                                                 ---------------------------
                                              Name:
                                                   -------------------------
                                              Title:
                                                    ------------------------

                                   EXHIBIT "A"
                                   -----------

                              ANNUAL BUSINESS PLAN
                              --------------------

         Section 4.4(a) of the Management Agreement provides that the Operator shall submit to Owner for written approval, an Annual Business Plan for the operation of the Racetrack for the immediately following Fiscal Year. This Exhibit provides for the format for such Business Plan. The business planning process is provided to give both Owner and Operator an opportunity, on a regularly scheduled basis, to discuss, in detail, the operations, plans, and goals for each department within the horse race track. Owner and Operator will also be afforded the opportunity to discuss any particular issues or problems encountered in the previous operating period as well as any anticipated changes in strategic direction.

         I.       Product Description and Mission Statement

         II.      Overall Goals and Objectives:

                  Section 4.4(a)(iii) of the Management Agreement provides that operating projections for the immediately following Fiscal Year will be accompanied by a description or a narrative which described the methods to be employed and the practices, policies and strategies to be adopted in order to achieve such projections. It is contemplated by the parties that this Section of the Annual Business Plan will address this requirement.

         III.     Financial Projections:

                  *        Includes all anticipated revenues.

                  *        Includes all anticipated cash requirements.

         IV.      Capital Budget:

                  * Capital requirements broken down by department with justifications.

                  * Major capital expenditures for new attractions with support showing justification for expenditures.

                  *        Capital expenditure for Long Range Planning.

         V.       Operating Projections:

                  * Attendance projections, including estimations of the admissions per capita.

                  *        Projected Wagering per capita.

                  *        Projected Food and Beverage per capita.

                  *        Projected Parking per capita.

                  *        Projected Merchandising per capita.

                  *        Projected Miscellaneous Income per capita.

         VI.      Operating Schedule:

                  *        Total number of operating days

                  *        Total number of operating hours for each day.

         In addition to the items listed above, Operator shall include in the Annual Business Plan such other information as is appropriate and is agreed upon by Owner and Operator.